                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNION CARBIDE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
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     (4) Date Filed:

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

[LOGO OF UNION           Union Carbide Corporation
 CARBIDE APPEARS HERE]   39 Old Ridgebury Road, Danbury, CT 06817-0001
--------------------------------------------------------------------------------

NOTICE
of Annual Meeting of Stockholders
to be held on April 22, 1998



                                                                 March 12, 1998



     The annual meeting of the stockholders of Union Carbide Corporation will be held at 10:00 a.m. on Wednesday, April 22, 1998, in the John C. Creasy Health Education Center, 24 Hospital Avenue, Danbury, Connecticut, 06810, for the following purposes:

     1. To elect a Board of nine directors for the ensuing year.

     2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for 1998.

     3. To transact such other business as may properly come before the meeting.

     So that your stock will be represented at the meeting in the event that you do not attend, please sign the proxy and return it in the enclosed envelope.


By Order of the Board of Directors

[SIGNATURE APPEARS HERE]

Vice-President, General Counsel and Secretary

[LOGO OF UNION           Union Carbide Corporation
 CARBIDE APPEARS HERE]   39 Old Ridgebury Road, Danbury, CT 06817-0001
--------------------------------------------------------------------------------
PROXY STATEMENT
Table of Contents

                                                                                          Page
     General Information for Stockholders..............................................    6
     Matters to be Considered at the Annual Meeting:
           1. Election of Directors....................................................    7
                Committees of the Board:
                   Audit...............................................................   11
                   Compensation and Management Development.............................   11
                   Executive...........................................................   11
                   Finance and Pension.................................................   11
                   Health, Safety and Environmental Affairs............................   11
                   Nominating..........................................................   12
                   Public Policy.......................................................   12
                Compensation of Directors..............................................   12
                Five Year Cumulative Total Return......................................   13
                Report of Compensation and Management Development Committee............   14
                Summary Compensation Table.............................................   18
                Stock Options Granted -- 1997.........................................    19
                Stock Options Exercised -- 1997.......................................    20
                Retirement Program....................................................    20
                Long-Term Incentive Plan...............................................   21
                Security Ownership of Management.......................................   22
                Section 16(a) Beneficial Ownership Reporting Compliance ...............   23
                Security Ownership of Certain Beneficial Owners........................   23
                Change in Control Arrangements.........................................   24
           2. Management Proposal to Ratify KPMG Peat Marwick LLP as
              Independent Auditors for 1998............................................   25
           3. Other Business...........................................................   26
     Stockholder Proposals for 1999 Annual Meeting.....................................   26
     Proxy Solicitation................................................................   26

General Information for Stockholders


      Proxies are solicited from stockholders by the Board of Directors of the Corporation to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends in person. When the enclosed proxy card is properly executed and returned, the shares represented will be voted by the proxyholders named on the card in accordance with the stockholder's directions. Stockholders may vote on a matter by marking the appropriate box on the card. If the card is executed and returned, and no choice is specified for a matter, the shares will be voted as recommended by the Board of Directors on that matter. If a stockholder is a participant in the Corporation's Dividend Reinvestment and Stock Purchase Plan, the proxy card will represent both the number of shares registered in the participant's name and the number of whole shares credited to the participant's account, and all shares will be voted in accordance with the instructions on the proxy card.

      It is Union Carbide's policy that all stockholder proxies, ballots and voting tabulations that identify the votes of specific stockholders be kept permanently confidential except as may be required by law or to carry out the purpose of this policy or in the event of a contested proxy solicitation. Access to proxies and other stockholder voting records will be limited to independent inspectors of election, independent tabulators and to certain Union Carbide employees engaged in the receipt, count and tabulation of proxies. Such employees will be advised of this policy, instructed to comply therewith, and will sign a statement of compliance. The independent inspectors of election, in their report to the Board of Directors, will confirm that, to the best of their knowledge, the Corporation's policy was followed in the tabulation of the votes. This policy shall not operate to prohibit stockholders from disclosing the nature of their votes to the Corporation or the Board of Directors if any stockholder so chooses or to impair free and voluntary communication between the Corporation and its stockholders.

      Management knows of no matters other than those set forth on the proxy card that will be presented for action at the meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented in accordance with their best judgment on any other business that may come before the meeting, including stockholder proposals excluded from the Proxy Statement pursuant to SEC rule 14a-8.

      Any stockholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A stockholder may also vote by ballot at the annual meeting, thereby canceling any proxy previously returned as to any matter voted on by ballot. A stockholder wishing to name as his or her proxy someone other than those designated on the proxy card may do so by crossing out the names of the three designated proxies and inserting the name(s) of the person(s) he or she wishes to have act as his or her proxy. No more than three individuals should be so designated. In such a case, it will be necessary that the proxy be delivered by the stockholder to the person(s) named, and that the person(s) named be present and vote at the meeting. Proxy cards on which alternate proxies have been named should not be mailed directly to the Corporation.

      Stockholders of record at the close of business on March 3, 1998 are entitled to notice of the meeting and to vote the shares held on that date at the meeting. Each share of common stock of the Corporation is entitled to one vote. As of January 31, 1998, 137,026,711 shares of common stock of the Corporation were outstanding. Those shares were held by 47,529 stockholders of record.

      The nominees receiving a plurality of the votes cast will be elected as directors. An affirmative vote of a majority of the votes cast is required to ratify the appointment of auditors. Only those votes cast for or against a proposal are used in determining the results of a vote. Abstentions are counted for quorum purposes only. Broker non-votes have the same effect as abstentions.

Matters to be Considered at the Annual Meeting

1. Election of Directors


      Unless individual stockholders specify otherwise, each returned proxy will be voted for the election to the Board of Directors of the Corporation of the nine nominees who are named on the following pages. These nominees were recommended by the Nominating Committee and approved by the Board. Each director has consented to being named as a nominee for director and agreed to serve if elected. Each director, if elected, would serve for a term of one year. If any of those named is not available for election at the time of the annual meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee named herein unavailable. All nominees are currently serving on the Corporation's Board of Directors. The ages of the nominees are as of March 1, 1998.


--------------------------------------------------------------------------------

[PHOTO          C. Fred Fetterolf, age 69, Director since 1987, is Director of
 APPEARS        Various Corporations and Retired Director, President and Chief
 HERE]          Operating Officer of Aluminum Company of America. Mr. Fetterolf
                is a graduate of Grove City (PA) College, where he received a B.S. in chemistry in 1952. He joined the Aluminum Company of America that same year and, following a number of sales and marketing assignments and service as Vice-President --
                Operations, Primary Products, he was named Vice-President --
                Science and Technology in February 1981 and Executive
                Vice-President -- Mill Products later that year. Mr. Fetterolf became President and a member of the Board of Directors in 1983 and in 1985 he assumed the additional responsibility of Chief
                Operating Officer until retiring in 1991. Mr. Fetterolf is a director of Allegheny Teledyne Corporation, Dentsply
                International, Inc., Mellon National Bank, Praxair, Inc., Quaker
                State Corporation and Commonwealth Aluminum Corp., a trustee of
                Carnegie Mellon University and Eastern College and serves on a number of non-profit boards. He is Chairman of the Health, Safety and Environmental Affairs Committee and a member of the Audit, Compensation and Management Development and Nominating
                Committees of Union Carbide's Board.

--------------------------------------------------------------------------------

[PHOTO          Joseph E. Geoghan, age 60, Director since 1990, is
 APPEARS        Vice-President, General Counsel and Secretary of Union Carbide
 HERE]          Corporation. Mr. Geoghan was graduated from St. John's
                University, where he received a B.B.A. degree in 1959, and from Fordham University's School of Law, where he received the degree of J.D. in 1964. He joined Union Carbide in 1957, became a member of Union Carbide's Law Department in 1963 and in 1973 was appointed Chief International Counsel. He was named Senior Group
                Counsel in 1976, Assistant General Counsel in 1980 and, in 1985, was appointed Deputy General Counsel. Mr. Geoghan was elected
                Vice-President and General Counsel of the Corporation in 1987 and in 1990 was elected to the additional office of Corporate
                Secretary. At that time, he also assumed responsibility for government affairs. He is a director of The
                Westchester-Fairfield Pro Bono Partnership and the Fund for
                Modern Courts and is a member of the American Bar Association, the New York City Bar, the New York State Bar Association and the Association of General Counsel. Mr. Geoghan is a member of the Executive and Public Policy Committees of Union Carbide's
                Board.

--------------------------------------------------------------------------------

[PHOTO          Rainer E. Gut, age 65, Director since 1994, is Chairman of the
 APPEARS        Board of Directors of Credit Suisse Group, Credit Suisse First
 HERE]          Boston and Credit Suisse. Mr. Gut was graduated from Cantonal
                School of Zug, Switzerland, and had professional training in Switzerland, Paris and London. Prior to his nomination in 1971 as Chairman and Chief Executive Officer of Swiss American
                Corporation, Credit Suisse's U.S. investment banking affiliate at that time, Mr. Gut was a general partner of Lazard Freres &
                Co. in New York. Elected as a Member of the Executive Board of
                Credit Suisse in 1973, he became its Speaker in 1977 and its President in 1982. In 1983, he was elected to Credit Suisse's
                Board of Directors and became its Chairman. Since 1986 Mr. Gut has chaired the Board of Directors of Credit Suisse Group. Mr.
                Gut is Vice-Chairman of the Board of Directors of Nestle S.A.,
                Vevey, and is a Member of the Board of Directors of Daimler-Benz
                Holding, Zurich, Pechiney, Paris, and Sofina S.A., Brussels. Mr.
                Gut is a member of the Compensation and Management Development, Finance and Pension and Nominating Committees of Union Carbide's
                Board.


--------------------------------------------------------------------------------

[PHOTO          Vernon E. Jordan, Jr., age 62, Director since 1987, is Senior
 APPEARS        Partner, Akin, Gump, Strauss, Hauer & Feld, LLP. Mr. Jordan is a
 HERE]          graduate of DePauw University where he received the degree of
                B.A. in 1957. He received the degree of J.D. from Howard
                University Law School in 1960 and a fellowship from the Institute of Politics, John F. Kennedy School of Government of
                Harvard University in 1969. Mr. Jordan has also received honorary degrees from numerous colleges and universities. Mr.
                Jordan, former Executive Director of The United Negro College
                Fund and President of the National Urban League, Inc. became a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld in 1982. He is a member of the Arkansas Bar, District of Columbia
                Bar, Georgia Bar, The U.S. Supreme Court Bar, The American Bar
                Association, The National Bar Association and The Council on
                Foreign Relations. He is a director of the American Express
                Company, Bankers Trust Company, Bankers Trust New York
                Corporation, Callaway Golf Co., Chancellor Media Corporation,
                Dow Jones & Co., Inc., The Ford Foundation, J.C. Penney Company,
                Inc., Revlon Group, Inc., Ryder System Inc., Sara Lee
                Corporation and Xerox Corporation and a trustee of Howard
                University. Mr. Jordan is Chairman of the Nominating Committee and a member of the Executive, Finance and Pension and Public
                Policy Committees of Union Carbide's Board.


--------------------------------------------------------------------------------

[PHOTO          William H. Joyce, age 62, Director since 1992, is Chairman of
 APPEARS        the Board, President and Chief Executive Officer of Union
 HERE]          Carbide Corporation. Dr. Joyce was graduated from Penn State
                University in 1957 with the degree of B.S. in chemical engineering and from New York University with the degree of M.B.A. in 1971 and a Ph.D. in Business in 1984. He joined the Chemicals and Plastics Division of Union Carbide in 1957 and has been associated primarily with the Corporation's chemicals and plastics business throughout his career. Dr. Joyce became
                President of the Silicones and Urethane Intermediates Division in 1982 and was appointed President of the Polyolefins Division in 1985. Dr. Joyce became Executive Vice-President, Union
                Carbide Chemicals and Plastics Company Inc. in 1990, and that same year was elected a Vice-President of the Corporation. In
                1992, Dr. Joyce was elected Executive Vice-President of the
                Corporation responsible for operations, and in 1993, was elected
                President and Chief Operating Officer. In 1995, Dr. Joyce was elected President and Chief Executive Officer and effective
                January 1, 1996, he was also elected Chairman of the Board. In
                1993, Dr. Joyce received the Medal of Technology from President
                Clinton. He is a director of CVS Corporation, Reynolds Metals
                Company, The Chemical Manufacturers Association and The American
                Plastics Council and a trustee of Universities Research
                Association, Inc. Dr. Joyce is Chairman of the Executive
                Committee of Union Carbide's Board.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                Robert D. Kennedy, age 65, Director since 1985, is Retired Chairman of the Board and Chief Executive Officer of Union Carbide Corporation. Mr. Kennedy is a graduate of Cornell University where he received a B.S. degree in Mechanical Engineering in 1955. He joined Union Carbide that same year. Mr. Kennedy became President of the Linde Division in 1977, was elected a Senior Vice-President of the Corporation in 1981 and an Executive Vice-President in 1982. In 1985, he was elected a Director and President of Union Carbide Corporation, responsible for the Chemicals and Plastics Group. In April 1986, he was elected President and Chief Executive Officer of Union Carbide Corporation and effective December 1986 he was elected Chairman of the Board. He retired from the Corporation on December 31, 1995. Mr. Kennedy is a director of Birmingham Steel Corporation, General Signal Corporation, Kmart Corporation, Lion Ore Mining International Ltd., Sun Company, Inc., Union Camp Corporation and UCAR International, Inc. He is also a member of the Advisory Boards of The Blackstone Group and RFE Investment Partners, past Chairman of the Chemical Manufacturers Association, a member of the Board of Trustees of Cornell University, member and past Chairman of the New Hampton School Trustees, past Chairman of INROADS, Inc., past board member of the Fairfield/Westchester County Chapter of INROADS, Inc., a member of the Business Council, past member of the Business Round Table and of the Business Round Table's Education Task Force and its Environmental Task Force, past Chairman and past member of the Connecticut Business For Education Coalition (CBEC) and past member of the Commission on Education Excellence for Connecticut. He is a member of the Audit, Executive, Nominating and Public Policy Committees of Union Carbide's Board.


--------------------------------------------------------------------------------

                Ronald L. Kuehn, Jr., age 62, Director since 1984, is Director, Chairman, President and Chief Executive Officer of Sonat Inc. Mr. Kuehn received the degrees of B.S. in 1957 and LL.B. in 1964 from Fordham University. He joined Sonat's legal staff in 1970 and was named Vice-President in 1979. He was elected Senior Vice-President in 1980 and Executive Vice-President in January 1981. In April 1981, he was elected a director of the Company and was named President and Chief Operating Officer in 1982. He was appointed Chief Executive Officer in 1984 and elected Chairman in 1986. Mr. Kuehn is a director of various wholly-owned subsidiaries of Sonat Inc. and a director of AmSouth Bancorporation, The Dun & Bradstreet Corporation, Praxair, Inc., Protective Life Corporation, Transocean Offshore Inc., Gas Research Institute and a number of civic organizations. He is a member of the Board of Trustees of Southern Research Institute and Tuskegee University. Mr. Kuehn is Chairman of the Compensation and Management Development Committee and a member of the Finance and Pension and Health, Safety and Environmental Affairs Committees of Union Carbide's Board.


--------------------------------------------------------------------------------

                Rozanne L. Ridgway, age 62, Director since 1990, former Assistant Secretary of State for Europe and Canada. A retired diplomat in the Foreign Service of the United States, Ambassador Ridgway's 32 year career included ambassadorial assignments to Finland, to the German Democratic Republic, for Oceans and Fisheries Affairs and as Counselor of the United States State Department. She served as Assistant Secretary of State for European and Canadian Affairs from 1985 to 1989. She was President of the Atlantic Council from 1989 through 1992 and Co-Chairman through June, 1996. Ambassador Ridgway is a director of Bell Atlantic Corporation, The Boeing Company, Citicorp, Citibank N.A., Emerson Electric Co., Minnesota Mining and Manufacturing Company, RJR Nabisco and Sara Lee Corporation. She is a member of the International Advisory Board of the New Perspective Fund and a trustee of The CNA Corporation and the National Geographic Society. She is a member of several nonprofit institutions concerned with public policy and serves as non-executive chairman of the Board of the Baltic-American Enterprise Fund. Ambassador Ridgway is chairman of the Public Policy Committee and a member of the Audit, Health, Safety and Environmental Affairs and Nominating Committees of Union Carbide's Board.

--------------------------------------------------------------------------------

[PHOTO          James M. Ringler, age 52, Director since 1996, is Chairman,
APPEARS         President and Chief Executive Officer of Premark International,
 HERE]          Inc. Mr. Ringler received the degree of B.S. in Business
                Administration in 1967 and an MBA degree in Finance in 1968 from the State University of New York. Mr. Ringler was President and
                Chief Operating Officer of the Tappan Company from 1982 to 1986 and President of White Consolidated Industries' Major Appliance
                Group from 1986 to 1990. Both companies are subsidiaries of Electrolux AB. He joined Premark International, Inc. in 1990 as
                Executive Vice-President and was elected to the company's Board of Directors. He became President and Chief Operating Officer in
                1992 and was appointed Chief Executive Officer in 1996 upon the completion of the spin-off of Tupperware. Mr. Ringler is a director of Reynolds Metals Company, National Association of
                Manufacturers, the Business Round Table and Evanston Hospital and is a trustee of the Manufacturers' Alliance for Productivity and Innovation. He is a member of the Compensation and Management Development and Finance and Pension Committees of
                Union Carbide's Board.

--------------------------------------------------------------------------------



     During 1997, there were nine regular meetings of the Board of Directors.
At present, there are twelve directors. Pursuant to action by the Board, the number of directors to be elected at the annual meeting will be nine. John J. Creedon and William S. Sneath, directors for over 13 and 28 years, respectively, will not stand for re-election in accordance with the retirement policy of the Board. Thomas P. Gerrity, a director since February 1997 resigned from the Board effective February 23, 1998. The retirement policy of the Board provides that non-employee directors are not eligible for re-election after reaching age 72 unless an exception is granted by a majority of the Board. Employee directors, except the Chief Executive Officer, will retire from the Board at the time of their retirement from the Corporation. Of the nine nominees for election at the annual meeting of stockholders, two are currently officers of the Corporation. Seven are non-employee directors, one of whom is a retired Chief Executive Officer of the Corporation.

     Each director is required to be a stockholder of the Corporation. Each director serves on one or more committees of the Board that oversee such vital matters as audits, compensation, finance, health, safety and environmental affairs, nominations, and public policy. Average attendance by directors at meetings of the Board and its committees during 1997 was 94%. Each director attended 75% or more of the aggregate of the meetings of the Board and of the Board committees on which he or she served, except Mr. Gut who attended 67% of the meetings.

     Vernon E. Jordan, Jr. is a partner of the law firm of Akin, Gump, Strauss, Hauer and Feld, LLP. That firm was retained by and rendered services to the Corporation in 1997 and continues to provide services in 1998.

     In addition to attending Board and committee meetings, the directors devoted time during the year to conferring with officers regarding corporate matters and to reviewing material submitted by management to the Board and Board committees for consideration and action.

     Committees of the Board -- The Board has seven standing committees. Their functions are described below:

     Audit -- The Audit Committee was established in 1972. The Committee supports the independence of the Corporation's independent and internal auditors and the objectivity of the Corporation's financial statements; reviews the Corporation's principal policies for accounting, internal control and financial reporting; recommends to the Board the engagement or discharge of the independent auditors; reviews with the independent auditors the plan, scope and timing of their audit; reviews the auditors' fees and, after completion of the audit, reviews with management and the independent auditors the auditors' report.

          The Committee also reviews the annual financial statements of the Corporation; and the procedures for monitoring compliance with the Corporation's policies on business integrity and ethics and conflicts of interest. The Committee also performs a number of other review functions related to auditing the financial statements and internal controls. The Committee met four times during 1997. Members of the Committee are: John J. Creedon, Chairman; C. Fred Fetterolf; Robert D. Kennedy and Rozanne L. Ridgway.

     Compensation and Management Development -- The Compensation and Management Development Committee was established in 1972. The Committee reviews and recommends to the Board the direct and indirect compensation and employee benefits of the Chairman of the Board and other executive officers of the Corporation; reviews, recommends to the Board and administers any incentive plans and variable compensation plans that include executive officers; and reviews the Corporation's policies relating to the compensation of senior management and, generally, other employees. In addition, the Committee reviews management's long-range planning for executive development and succession; establishes and periodically reviews policies on management perquisites; and performs certain other review functions relating to management compensation and employee relations policies. The Committee met five times during 1997. Members of the Committee are: Ronald L. Kuehn, Jr., Chairman; John J. Creedon; C. Fred Fetterolf, Rainer E. Gut and James M. Ringler.

     Executive -- The Executive Committee was established in 1917. Subject to any limitations prescribed by law or by the Board, the Executive Committee has and may exercise, when the Board is not in session, all the powers of the Board. The Committee did not meet during 1997. Members of the Committee are: William H. Joyce, Chairman; John J. Creedon; Joseph E. Geoghan; Vernon
     E. Jordan, Jr.; Robert D. Kennedy and William S. Sneath.

     Finance and Pension -- The Finance and Pension Committee was established in 1980. The Committee reviews periodically the Corporation's financial policies and objectives; monitors the Corporation's financial condition and its requirements for funds; reviews management recommendations as to the amounts, timing, types and terms of public stock issues and public and private debt issues; and reviews, periodically the Corporation's dividend policy and foreign exchange operations. The Committee also reviews the financial, investment and actuarial policies and objectives of the pension program and, periodically, other employee benefit programs and the investment performance of the fund established for the pension program. The Committee also performs certain other review functions related to finance and pension matters. The Committee met four times during 1997. Members of the Committee are: William S. Sneath, Chairman; Rainer E. Gut; Vernon E. Jordan, Jr.; Ronald L. Kuehn, Jr. and James M. Ringler.

     Health, Safety and Environmental Affairs -- The Health, Safety and Environmental Affairs Committee was established in 1985, for the purpose of enabling the Board to expand its review functions with respect to health, safety and environmental matters. Prior to January 1985, those matters were reviewed by the Public Policy Committee. The Health, Safety and Environmental Affairs Committee reviews the Corporation's policies for health, safety and environmental affairs ("HS&EA"); reviews the Corporation's HS&EA performance and its compliance with HS&EA policies and legal requirements; reviews the Corporation's system for monitoring its compliance with HS&EA policies and legal requirements; reviews any significant HS&EA problem and management's response to the problem; and reviews significant scientific, legislative, governmental and judicial developments and their effect on corporate policies. The Committee met four times during 1997. Members of the Committee are: C. Fred Fetterolf, Chairman; John J. Creedon; Ronald L. Kuehn, Jr.; Rozanne L. Ridgway and William S. Sneath.

     Nominating -- The Nominating Committee was established in 1977. The Committee recommends to the Board nominees for election as directors, and periodically reviews potential candidates, including incumbent directors.

          The Committee reviews policies with respect to the composition, organization and practices of the Board, and developments in corporate governance matters generally. The Committee met twice during 1997. Members of the Committee are: Vernon E. Jordan, Jr., Chairman; C. Fred Fetterolf; Rainer E. Gut; Robert D. Kennedy; Rozanne L. Ridgway and William S. Sneath.

          Candidates for nomination as director are considered on the basis of their broad business, financial and public service experience; their ability to represent the interests of all stockholders, rather than the special interests of a particular group; their reputation, capability and integrity within their fields or professions; and their ability and willingness to devote the time required to serve effectively as a director and as a member of one or more Board committees. In addition, candidates are considered on the basis of their ability, as a group, to bring to the Board familiarity with national and international business matters, an appreciation of the appropriate role of the Corporation in today's society and diverse points of view regarding the many areas in which the Corporation is involved. Nominees must also be free of any conflicts of interest, legal impediments or other considerations that might preclude service as a director of the Corporation.

          The Committee will consider nominees recommended by stockholders. All letters of nomination should be sent to the Secretary of the Corporation and should include the nominee's name and qualifications and a statement from the nominee that he or she consents to being named in the proxy statement and will serve as a director if elected. In order for any nominee to be considered by the Nominating Committee and, if accepted, to be included in the proxy statement, such recommendation should be received by the Secretary on or before November 1 preceding the annual meeting at which directors will be elected by the stockholders.

     Public Policy -- The Public Policy Committee was established in 1972. The Committee reviews the Corporation's policies on and responses to important social, political and public issues, including matters relating to international operations, equal employment opportunity, charitable and education contributions, and legislative issues, as well as policies on and responses to important stockholder issues, including stockholder proposals for the proxy statement. The Committee also performs various other functions relating to public policy matters generally. The Committee met three times during 1997. Members of the Committee are: Rozanne L. Ridgway, Chairman; Joseph E. Geoghan; Vernon E. Jordan, Jr. and Robert D. Kennedy.

Compensation of Directors

     No director who is an employee is compensated for service as a member of the Board or any Committee of the Board. Each non-employee director receives an annual retainer of $30,000. Each non-employee director receives a $1,500 fee for each Board meeting attended and a $1,500 fee for each committee meeting attended. The Chairman of a meeting of a Committee of the Board receives a $3,000 meeting fee. Non-employee directors who perform special services at the request of the Chairman are compensated by a per diem fee of $1,500. No per diem fees were paid in 1997. Reimbursement for travel expense is paid when appropriate. Non-employee directors are not eligible to participate in the incentive compensation plans or benefit plans which the Corporation maintains for its employees.

Stock Option Plan for Non-Employee Directors -- The plan was approved by the stockholders on April 23, 1997 and provides for awards to non-employee directors of options to purchase shares of the Corporation's common stock. Under the Plan, the number of shares subject to options may not exceed 200,000 and no award may be granted subsequent to the date of the meeting of stockholders in 2002. The option price will not be less than the closing price of the Corporation's common stock as listed on the New York Stock Exchange-Composite Transactions on the date the option is granted, the term of the option may not be longer than ten years duration and the option will be exercisable only after the earliest of (i) the second anniversary of date of grant; (ii) the participant's death; or (iii) a Change in Control of the Corporation. During 1997, each non-employee director was granted 5,800 options.

Non-Employee Directors' Compensation Deferral Plan -- The plan, adopted by the Board effective February 1, 1997, allows non-employee directors to defer all or part of their annual retainer and meeting fees, generally until separation of service as a non-employee director. Participants in this unfunded plan will be credited with a return on the deferred amounts measured on the same choice of investment features as those offered under an employee deferral program, including a fixed income rate, discounted common stock of the Corporation and five Fidelity Fund alternatives. For those non-employee directors who elected to participate in the Plan, their allocations into Deferral Plan stock units are reported in the Security Ownership of Management table on page 22.

Other -- The Union Carbide Corporation Group Life Insurance Plan for Non-Employee Directors extends group life insurance coverage of $50,000 to each non-employee director who elects to participate in the Plan. Costs of premiums are shared by the participating directors and the Corporation. The Corporation's share of such premiums in 1997 was $1,368.

     Effective March 1, 1998, the Corporation purchased Director's and Officer's liability insurance from Corporate Officers and Directors Assurance Ltd., X.L. Insurance Company, Ltd., and ACE Limited to provide continuing coverage for the individual directors and officers of the Corporation and its subsidiaries at an annual cost of approximately $450,000.

Compensation Committee Interlocks and Insider Participation -- The members of the Compensation and Management Development Committee are: Ronald L. Kuehn, Jr., Chairman; John J. Creedon; C. Fred Fetterolf; Rainer E. Gut and James M. Ringler. Mr. Gut is chairman of the Board of Directors of Credit Suisse Group, Credit Suisse First Boston and of Credit Suisse. During 1997 and in 1998 to date, Credit Suisse First Boston and Credit Suisse rendered services to the Corporation.


Five Year Cumulative Total Return/(1)/
--------------------------------------------------------------------------------

                           [LINE GRAPH APPEARS HERE]


(1) For fiscal years ending December 31. Total return assumes that the value of an investment in UCC common stock and each index was $100.00 on December 31, 1992 and that all dividends were reinvested. Past performance is not necessarily an indicator of future results.

    Graph Dollar Values      1993               1994              1995              1996              1997
    UCC                     140.09             192.13            246.79            273.60            295.16
    S&P 500                 110.05             111.47            153.31            188.46            251.26
    S&P Chemicals           111.84             129.27            168.92            223.18            274.34

Report of the Compensation and Management
Development Committee on Executive Compensation

     The Corporation's compensation programs are approved and administered by the Compensation and Management Development Committee of the Board of Directors (the Committee), consisting only of non-employee Directors. The programs have three fundamental objectives: to set compensation at levels sufficient to attract and retain highly competent executives; to provide incentives to achieve the Corporation's strategic, financial and operational goals; and to reward individual achievement of business objectives with pay based on performance. Programs that meet these objectives ensure that the Corporation is well managed and that management's interests in building value are closely aligned with those of its shareholders.

     The Committee meets annually to review the Corporation's prior year performance against corporate goals set at the start of the year, to review executive compensation in light of performance, competitive compensation levels, and to consider goals for the new year in conjunction with the full Board. It meets again later in the year with the Chairman/CEO and non-employee Directors to evaluate executive performance and review management development and succession planning. The Committee considers revisions or improvements to compensation and management development programs to link compensation more closely to performance. The Committee met five times during 1997.

Sources of Comparison Data -- The Corporation engages an independent consultant to advise it with respect to competitive compensation levels for both base salaries and total compensation. The analysis includes both chemical companies and the chemicals and plastics segments of major oil companies. The Corporation believes these companies represent an appropriate benchmark group, whose executive positions require talents and capabilities similar to the Corporation's own executive positions.

     For financial performance comparisons, the Corporation looks at different groupings of companies, depending on the performance metric. The companies selected for the Return on Capital (ROC) performance comparison best approximate the Corporation's businesses and are similarly affected by margins in the product markets in which the Corporation competes. The companies selected in the Market to Book ratio comparison are publicly traded chemical companies that are considered investment alternatives in the chemical industry. For both ROC and Market to Book performance, companies within as well as outside the S&P Chemicals Index are included in the comparison.

Components of the Compensation Package -- The compensation package for the Corporation's executives has four components: base salary, which reflects the executive's scope and level of responsibility; profit sharing, based on the Corporation's ROC performance; variable compensation, which reflects relative corporate, business unit and individual performance; and long-term incentives.

     The Committee targets compensation for executives that will produce median total compensation opportunity for similar jobs in the industry. Base salary targets are established at 10% below median base salaries. When combined with profit sharing and a highly leveraged variable compensation program, total cash compensation including base salaries will pay at the median when program goals are met. Total cash compensation will exceed the median when goals are exceeded and will fall below the median when goals are not met.

Base Salary -- At least once a year, the Committee reviews the base salary of the Chairman/CEO and, in consultation with the Chairman/CEO, reviews the base salaries of executive officers. Based on individual performance and impact on the Corporation's performance, as well as competitive pay levels, the Committee determines whether an adjustment to base salary is warranted for each executive officer. Dr. Joyce was granted an increase in 1998 of 8.8% of base pay.

Profit Sharing -- The cash profit sharing plan and ESOP profit sharing plan cover virtually all employees, including the Corporation's officers. Participants in the plans have the opportunity to earn extra pay every quarter in which ROC for the Corporation exceeds a predetermined level. The maximum total payout is ten days' base salary per calendar quarter or approximately 15% of base pay. For 1997, participants earned 32 days' pay. Sixteen days were paid from the cash profit sharing plan. Sixteen days were paid by an allocation of ESOP common stock to the participants' accounts in the ESOP profit sharing plan. ESOP common stock worth an additional four days was also allocated to cover additional taxes on a voluntary early withdrawal of the ESOP common stock by a participant.

     Variable Compensation -- Earnings in the chemicals and plastics industry are affected by the chemical business cycle. Therefore, the Corporation's variable compensation program is largely based on relative performance against the financial performance comparator companies, most of which are similarly affected by the cycle.

     Variable compensation serves to focus executives on key business objectives for which they are held accountable. It recognizes that individual performance can be strong or weak despite overall corporate business results that year, affording an opportunity to recognize outstanding individual contributions in any year. Consequently, some executives may receive considerably larger variable compensation payments than others. These individual differences reflect the Corporation's "pay for performance" policy.

     There are two plans which provide variable compensation to corporate officers -- the Performance Incentive Plan [PIP] and the Variable Compensation Plan [VCP], both described below.

     The PIP is based on the Corporation's ROC performance relative to financial performance comparator companies over a 12 month fiscal year ending September
30. The Corporation's expenses for the plan are deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. The Committee awarded $725,000 to Dr. Joyce for 1997 ROC performance under the PIP.

     VCP payments for corporate officers are determined by the Committee, based on each officer's contribution to the achievement of specific financial measures as well as progress against non-financial Corporate Measures of Performance
(MOPs).

     The financial measures, which represent 60% of the VCP award at target, include:

     Relative Shareholder Value        -- as measured by the Market to Book ratio of the Corporation's common stock
                                          vs. the Market to Book of comparison companies
     Growth                            -- as measured by growth in sales volume over three years
     Productivity                      -- as measured by actual fixed cost per pound of product

     The balance of the VCP award is based on Corporate MOPs set annually by the CEO and approved by the Board of Directors. The 1997 MOPs included a number of ambitious goals.

     . Continued improvement in Health, Safety and Environmental performance under the Responsible Care(R) Program;

     . "People Excellence," with continued emphasis on upward mobility of women and minorities; management education programs, performance management and career planning;

     . Strategic plan implementation, including implementation of global joint ventures and attainment of profit enhancement and capital program goals;

     . Technology leadership, including growth projects which build on the Corporation's competitively advantaged technology, and commercialization of new technology which will yield high returns consistent with UCC's ROC goals;

     . Continued progress in implementing UCC's corporate wide information system;

     . Continued excellence in customer focus and effective communications with our critical internal and external constituencies.

          The Board approved the 1997 VCP at its February, 1998 meeting. The level of payment recommended by the Committee and approved by the Board balanced varying levels of performance results against the metrics and measures of performance. The Committee and Board gave particular consideration to financial performance, implementation of the capital program and Responsible Care performance. The Committee and Board also noted the higher levels of personal performance required of employees during 1997 as the Corporation implemented the first segment of its integrated information technology transformation program while continuing to pursue other critical objectives. Based on the above assessment, Dr. Joyce was awarded a VCP payment of $125,000.

Long-Term Incentives: Stock Options and Earnings Per Share Program -- The Committee regularly reviews the competitiveness of the Corporation's long-term incentives to ensure total compensation is competitive.

     Stock Options -- Options are generally granted annually, at the closing price of the Corporation's common stock as reported on the New York Stock Exchange -- Composite Transactions on the date of the grant. They have a minimum holding period of two years from the grant date and expire after ten years. Except for an adjustment to reflect major changes in the Corporation's capital base, as occurred after the industrial gases spin-off in 1992, the Corporation has neither adjusted the price nor amended the financial terms of outstanding options. This means executives cannot benefit from stock price appreciation until and unless shareholders also benefit. Stock options serve both the Corporation and shareholder interests by linking all executives to a common goal -- increasing shareholder value. The Committee awarded Dr. Joyce 135,000 stock options in December 1997.

     Earnings Per Share Program -- In September 1997, the Board of Directors approved a new incentive program for a limited number of senior managers which is designed to grant awards if the Corporation achieves $4.00 or more diluted Earnings Per Share ("EPS") performance during 1999 and 2000, widely anticipated to be trough years in the chemical industry cycle. Under the leadership of Dr. Joyce, the Corporation has developed programs specifically designed to further constrain costs. Achieving the objectives of these programs will enhance the Corporation's abilities to reach its goal of $4.00 or more EPS in 1999 and 2000. Dr. Joyce will place an amount equivalent to 100% of one year's base salary at risk. The other participants will place an amount equivalent to 40% or 65% of base pay at risk, depending on their position level. This amount has been converted to units equivalent to shares of the Corporation's common stock based on the closing price on the day the program was approved by the Board. Participants also will be credited with dividend equivalents in the form of additional units. If the requirements of the plan are not met, Dr. Joyce and the other participants will forfeit the at risk money. If the Corporation meets or exceeds the $4.00 EPS target, the common stock units placed at risk will be retained by the participants. In addition, the participants could be awarded a multiple up to four times the number of common stock units at risk for each of the years 1999 and 2000, depending on the extent to which the goals are exceeded. The plan also provides that in order for participants to receive the multiple, the $4.00 EPS level must be achieved using the spread between the feedstock prices and product selling prices experienced in the last business trough in 1993. Payments from the plan will be made in cash in 2002, 2003 and 2004 and will be based on the value of the Corporation's common stock at the time of payment.

Stock Ownership -- Five years ago, the Board of Directors initiated stock ownership guidelines for senior management to directly link management and shareholder interests and create an incentive to increase the company's market value. Under the guidelines, the Chairman/CEO is expected to own stock valued at four times his annual base salary within five years from inception of the plan. Dr. Joyce now holds approximately twelve (12) times his December base salary in the Corporation's stock. Other Corporate officers are expected to own stock valued at one times their base salary. All have met or exceeded the guideline amount. In October 1993, the Committee endorsed the extension of these ownership guidelines to a broader group of managers (approximately 115 others) who are expected to own stock valued at either one times annual base salary or at one third of annual base salary, depending on position level. They also have five years to achieve these stock ownership levels. At year-end 1997, over 90% of the group had attained their guideline level of ownership.

Compensation Deferral Program -- The Corporation maintains a voluntary unfunded compensation deferral program into which participants may defer up to 25% of their base salary and up to 85% of their variable compensation, with payout generally commencing at or after retirement. A portion of these deferrals may be subject to a matching employer contribution. For those executive officers who elected to participate in the program, their allocations into deferral program stock units are reported in the Security Ownership of Management table on page 22.

Summary -- The Compensation and Management Development Committee believes that the objectives of the compensation and incentive programs at Union Carbide Corporation are consistent with programs maintained by comparable industrial companies and serve to keep management closely aligned with shareholder interest in building value for the enterprise.

    Compensation and Management Development Committee

      Ronald L. Kuehn, Jr., Chairman
      John J. Creedon    C. Fred Fetterolf    Rainer E. Gut    James M. Ringler

Summary Compensation Table
--------------------------------------------------------------------------------

                                                                                                                   All Other
                                            Annual Compensation                          Long-Term Compensation  Compensation/(4)/
                                  ---------------------------------------------------   -----------------------  ----------------
                                                                                                         Number of
                                                                                                         Securities
                                                         Annual             Other                        Underlying
                                                        Variable            Annual        Restricted      Options
Name and Principal Position       Year     Salary    Compensation/(1)/  Compensation/(2)/  Stock/(3)/     Granted
---------------------------       -----    -------   ---------------    ---------------   ----------     ----------
William H. Joyce                  1997     $841,667   $  850,000           $117,692          -0-          135,000    $118,045
Chairman, President and           1996      737,500    1,050,000             95,192       $222,396        130,000     166,538
Chief Executive Officer           1995      550,000      825,000             92,308        119,325        111,000     114,740

Joseph E. Geoghan                 1997     $390,000   $  246,000           $ 54,000          -0-           26,000    $ 14,712
Corporate Vice-President,         1996      378,750      265,000             49,500       $ 74,132         26,000      56,142
General Counsel and Secretary     1995      368,750      275,000             57,692         68,007         30,000      46,674

Lee P. McMaster                   1997     $285,000   $  283,000           $ 39,461          -0-           25,000    $ 24,282
Corporate Vice-President/General  1996      262,083      265,000             36,173       $ 62,006         21,000      53,514
Manager - Ethylene Oxide/Glycol   1995      241,667      230,000             40,000         46,192         25,000      33,502

Joseph C. Soviero                 1997     $341,250   $  226,000           $ 48,461          -0-           25,000    $ 14,712
Corporate Vice-President,         1996      333,750      265,000             42,519       $ 63,339         21,000      50,428
Corporate Ventures                1995      320,000      235,000             56,081         51,318         25,000      30,786

Roger B. Staub                    1997     $308,333   $  189,000           $ 44,308          -0-           25,000    $ 32,245
Corporate Vice-President/         1996      290,000      265,000             38,077       $ 70,090         21,000      63,852
General Manager-UNIPOL Systems    1995      271,667      260,000             43,077         55,163         25,000      53,040

John K. Wulff                     1997     $300,000   $  197,000           $ 41,539          -0-           24,000    $ 29,885
Corporate Vice-President,         1996      280,000      215,000             35,538       $ 56,631         14,000      41,353
CFO and Controller                1995      271,667      210,000             43,077         46,192         15,000      27,422
--------------------------------------------------------------------------------------------------------------------------------

(1) Annual Variable Compensation includes payments under both the Performance Incentive Plan and the Variable Compensation Plan. The Performance Incentive Plan rewards executive officers exclusively for ROC performance. The Variable Compensation portion of the annual award is based on performance against other key metrics and corporate Measures of Performance. The amounts in this column for 1997 do not include amounts which have been placed at risk pursuant to the 1997 Earnings Per Share Incentive Plan referred to in the Long-Term Incentive Plan table on page 21 and described in footnote 1 to that table.

(2) Other Annual Compensation in 1995, 1996 and 1997 represents profit sharing and, for 1996 and 1997, ESOP profit sharing. Also included in this column for Mr. Soviero is a tax equalization payment of $6,850 in 1995 on the 1993 annuity purchase to fund the Corporation's obligations for certain nonqualified retirement benefits.

(3) Restricted stock holdings as of December 31, 1997 and their fair market value based on the per share closing price of the Corporation's common shares on the New York Stock Exchange on December 31, 1997 ($42.875) were as follows:

                               W.H. Joyce   J.E. Geoghan   L.P. McMaster  J. C. Soviero  R. B. Staub    J.K. Wulff
                               ----------   ------------   -------------  -------------  -----------    ----------
   No. of Restricted Shares:       9,581         4,206          3,134          3,350         3,649          3,006
   Value on Dec. 31, 1997:      $410,785      $180,332       $134,370       $143,631      $156,451       $128,882

   Dividends are payable on the restricted shares to the extent and on the same date as dividends are paid on all other Company common shares, are reinvested in restricted shares, and their value is included in the totals above.


(4) All Other Compensation includes annual life insurance premiums, if any, paid to split dollar life insurance contracts and employer contributions to the Savings Program and allocations to the nonqualified compensation deferral program. For 1997, employer contributions to the Savings Program were $9,000 for Dr. Joyce and Messrs. Geoghan, McMaster, Soviero, Staub and Wulff. This matching contribution was made in the form of ESOP common stock. Under the Omnibus Budget Reconciliation Act of 1993 (OBRA), the maximum amount of compensation that may be recognized for employer matching contributions is limited to $160,000 per year (a reduction from the 1993 limit of $235,840.) Additional allocations to the nonqualified compensation deferral program for 1997 include $109,045 for Dr. Joyce; $15,282 for Mr. McMaster; $5,712 each for Messrs. Geoghan and Soviero; $23,245 for Mr. Staub and $20,885 for Mr. Wulff.

Stock Options Granted -- 1997
--------------------------------------------------------------------------------

                                                                             Potential Realizable Value at Assumed
                                                                                    Annual Rates of Stock Price
                                        Individual Grants                         Appreciation for Option Term/(1)/
                        ----------------------------------------------       ------------------------------------------
                                                                                    5%                      10%
                                                                             -----------------       ------------------
                           Number of
                          Securities   % of Total
                          Underlying     Options                             Assumed    Potential    Assumed    Potential
                            Options    Granted to   Exercise   Expiration     Stock    Realizable     Stock    Realizable
Name                        Granted     Employees    Price        Date        Price       Value       Price      Value
-------------------      ------------  -----------  --------   ----------    -------   ----------    -------   ----------
William H. Joyce           135,000         9.3%     $46.312    12/03/07      $75.437   $3,931,875    $120.121  $9,964,215
Chairman, President and
Chief Executive Officer

Joseph E. Geoghan           26,000         1.8%     $46.312    12/03/07      $75.437   $  757,250    $120.121  $1,919,034
Corporate Vice-President,
General Counsel and
 Secretary

Lee P. McMaster             25,000         1.7%     $46.312    12/03/07      $75.437   $  728,125    $120.121  $1,845,225
Corporate Vice-President/
General Manager -
Ethylene Oxide/Glycol

Joseph C. Soviero           25,000         1.7%     $46.312    12/03/07      $75.437   $  728,125    $120.121  $1,845,225
Corporate Vice-President,
Corporate Ventures

Roger B. Staub              25,000         1.7%     $46.312    12/03/07      $75.437   $  728,125    $120.121  $1,845,225
Corporate Vice-President/
General Manager -
UNIPOL Systems

John K. Wulff               24,000         1.6%     $46.312    12/03/07      $75.437   $  699,000    $120.121  $1,771,416
Corporate Vice-President,
CFO and Controller


Gain of All Recipients of
1997 Stock Options as %        ---          ---         ---         ---      $75.437      1.0%/(2)/  $120.121      1.0%/(2)/
of All Shareholders Gain

(1) The assumed annual rates of stock price appreciation of 5% and 10% are set by SEC rule and are not intended as a forecast of possible future appreciation in stock prices.

(2) Assumes that the number of shares of common stock outstanding at December 31, 1997 is the same number outstanding at the relevant future date.

Note: Stock Options are generally exercisable two years from the date of grant. In the event of a Change in Control of the Corporation, all outstanding stock options become immediately exercisable. Options also become immediately exercisable upon the death of the participant. Refer to Change in Control discussion on page 24 for further provisions regarding Change in Control.

Stock Options Exercised in 1997 and Stock Option Values at 12/31/97
--------------------------------------------------------------------------------


                                                                       Number of Securities
                                                                      Underlying Unexercised       Value of Unexercised
                                                                             Options               In-the-Money Options
                                           Shares                       Held at 12/31/96            Held at 12/31/97(1)
                                          Acquired      Value      ---------------------------  ---------------------------
Name                                     on Exercise   Realized    Exercisable   Unexercisable  Exercisable   Unexercisable
----------------------------------       -----------   --------    -----------   -------------  -----------   -------------
William H. Joyce
Chairman, President and
Chief Executive Officer                     29,000     $1,086,415    498,000        265,000       $9,321,471        -0-

Joseph E. Geoghan
Corporate Vice-President,
General Counsel and Secretary                 -0-          -0-       236,000         52,000       $4,711,350        -0-

Lee P. McMaster
Corporate Vice-President/
General Manager - Ethylene Oxide/Glycol       -0-          -0-       152,400         46,000       $3,012,809        -0-

Joseph C. Soviero
Corporate Vice-President,
Corporate Ventures                            -0-          -0-       134,000         46,000       $2,370,750        -0-

Roger B. Staub
Corporate Vice-President/General
Manager - UNIPOL Systems                    12,800     $  517,540    199,000         46,000       $4,569,634        -0-

John K. Wulff
Corporate Vice-President,
CFO and Controller                            -0-          -0-       142,000         38,000       $3,193,104        -0-
---------------------------------------------------------------------------------------------------------------------------

(1) Based on a closing price of $42.875 per share on December 31, 1997 as reported on NYSE-Composite Transactions. No stock appreciation rights were outstanding in 1997.
    Messrs. Geoghan, McMaster, Soviero, Staub, Wulff and Dr. Joyce may also receive income from the exercise of certain options to purchase the stock of Praxair, Inc., which were granted in connection with the spinoff of Praxair, Inc. to stockholders on June 30, 1992. On that date, each holder of UCC options received an equal number of Praxair options and the exercise prices of the UCC options were reduced. Immediately after the spinoff, the combined exercise prices of the UCC options and Praxair options equaled the exercise prices of the UCC options prior to the spinoff. In 1997, the amount of income received by Mr. Staub and Dr. Joyce as a result of the exercise of Praxair options was $266,932, and $1,453,890, respectively.

Retirement Program
--------------------------------------------------------------------------------



         Average Final
         Compensation                              Estimated Annual Retirement Benefits at Age 65
           Used for                                        for Years of Service Indicated
          Calculating          --------------------------------------------------------------------------------------------
    Retirement Benefits(1)       15 Yrs.      20 Yrs.     25 Yrs.     30 Yrs.      35 Yrs.     40 Yrs.      45 Yrs.
---------------------------------------------------------------------------------------------------------------------------
          $  100,000            $ 22,500    $ 30,000     $ 37,500   $   45,000  $   52,500   $   60,000  $   67,500
             150,000              33,750      45,000       56,250       67,500      78,750       90,000     101,250
             250,000              56,250      75,000       93,750      112,500     131,250      150,000     168,750
             500,000             112,500     150,000      187,500      225,000     262,500      300,000     337,500
             750,000             168,750     225,000      281,250      337,500     393,750      450,000     506,250
           1,000,000             225,000     300,000      375,000      450,000     525,000      600,000     675,000
           1,500,000             337,500     450,000      562,500      675,000     787,500      900,000   1,012,500
           2,000,000             450,000     600,000      750,000      900,000   1,050,000    1,200,000   1,350,000
           2,500,000             562,500     750,000      937,500    1,125,000   1,312,500    1,500,000   1,687,500
---------------------------------------------------------------------------------------------------------------------------

(1) The compensation covered by the Retirement Program includes base salary, annual variable compensation and eligible profit sharing. Benefits are determined by average final compensation, are computed on a straight-life annuity basis, and are subject to an offset for Social Security. The table reflects the combination of qualified and nonqualified pension benefits. As of December 31, 1997, William H. Joyce, age 62 was credited with 40 years; Joseph E. Geoghan, age 60, 40 years; Lee P. McMaster, age 55, 25 years; Joseph C. Soviero, age 59, 32 years; Roger B. Staub, age 63, 41 years and John K. Wulff, age 49, 10 years.

Long-Term Incentive Plan
--------------------------------------------------------------------------------


                                                            Performance            Estimated Future Payouts Under
                                         Number               Period                 Non-Stock Price-Based Plan
                                    of Units/Dollars           Until         ----------------------------------------
Name                                   at Risk/(1)/        Maturation/(2)/    Threshold/(3)/  Target/(4)/  Maximum/(5)/
-----------------------------------------------------------------------------------------------------------------------
William H. Joyce                         17,802/        01/01/99 - 12/31/00        -0-         53,406        160,218
Chairman, President and                 $850,000
Chief Executive Officer

Joseph E. Geoghan                         5,309/        01/01/99 - 12/31/00        -0-         15,927         47,781
Corporate Vice-President,               $253,500
General Counsel and Secretary

Lee P. McMaster                           3,880/        01/01/99 - 12/31/00        -0-         11,640         34,920
Corporate Vice-President/               $185,250
General Manager - Ethylene Oxide/Glycol

Joseph C. Soviero                         4,765/        01/01/99 - 12/31/00        -0-         14,295         42,885
Corporate Vice-President,               $227,500
Corporate Ventures

Roger B. Staub                            4,357/        01/01/99 - 12/31/00        -0-         13,071         39,213
Corporate Vice-President/General        $208,000
Manager - UNIPOL Systems

John K. Wulff                             4,084/        01/01/99 - 12/31/00        -0-         12,252         36,756
Corporate Vice-President,               $195,000
CFO and Controller
-----------------------------------------------------------------------------------------------------------------------

(1) The 1997 Earnings Per Share Incentive Plan requires the officers to place an amount (shown above) equivalent to a portion of their annual base pay at risk, up to 100%, should diluted earnings per share not equal or exceed $4.00 in 2000. The amount at risk will be deducted from compensation over three years and was converted to units (shown above) equivalent to common stock using a $47.75 share price, the closing price of the Corporation's common stock on the date the Plan was approved.
(2) Any payout under the Plan will be made during 2002, 2003 and 2004.
(3) If the requirements of the Plan are not met, there will be no payout and the units at risk shown in the first column will be forfeited.
(4) If the minimum performance goals are achieved for each of 1999 and 2000, the executive will receive the value of the units at risk, in addition to a multiple of one times the units at risk for each such year, and dividend equivalents in the form of additional units.
(5) If the performance goals are exceeded, the officers will receive the value of the units at risk, in addition to a multiple of up to four times the units at risk for each of 1999 and 2000, depending on the extent to which the goals are exceeded, and dividend equivalents in the form of additional units.

Security Ownership of Management

     At February 1, 1998, all directors and officers as a group (18 persons) beneficially owned 3,324,858 shares (2.26%) of the Corporation's common stock. As required by SEC rule, the number of shares of common stock beneficially owned includes shares as to which a right to acquire ownership exists, such as through the exercise of employee stock options.

---------------------------------------------------------------------------------------------------------------------------
                                                             Number of Shares Beneficially Owned(l)
                                                 ESOP          Restricted
                                   Common        Common        Common          Deferral Plan   Exercisable
Name                               Stock         Stock/(2)/    Stock           Stock/(3)/      Stock Options/(4)/ Total
---------------------------------------------------------------------------------------------------------------------------
W. H. Joyce
Director, Chairman, President
and Chief Executive Officer        252,379(5)     3,969         9,581           57,353           498,000          821,282

J. E. Geoghan
Director, Corporate Vice-President,
General Counsel and Secretary       24,504        1,199         4,206             --             236,000          265,909

L. P. McMaster
Corporate Vice-President/
General Manager -
Ethylene Oxide/Glycol                6,115        3,077         3,134            6,794           152,400          171,520

J. C. Soviero
Corporate Vice-President
Corporate Ventures                  10,795        3,880         3,350             --             134,000          152,025

Roger B. Staub
Corporate Vice-President/
General Manager -
UNIPOL Systems                      26,078        3,751         3,649           12,057           199,000          244,535

J. K. Wulff
Corporate Vice-President,
Chief Financial Officer
and Controller                      36,495        3,795         3,006           10,981           142,000          196,277

J. J. Creedon, Director             15,460                        --             7,319              --             22,779

C. F. Fetterolf, Director            4,677                        --             5,356              --             10,033

R. E. Gut, Director                  5,000                        --             1,345              --              6,345

V. E. Jordan, Jr., Director          4,024                        --               873              --              4,897

R. D. Kennedy, Director            226,829/(6)/                 8,282             --             750,000          985,111

R. L. Kuehn, Jr., Director           6,096                        --             1,682              --              7,778

R. L. Ridgway, Director              3,033                        --             3,484              --              6,517

J. M. Ringler, Director                479                        --             1,319              --              1,798

W. S. Sneath, Director              17,865/(7)/                   --              --                --             17,865

All Officers and
Directors (18 persons)             693,899       29,532        40,210          124,517         2,436,700        3,324,858
---------------------------------------------------------------------------------------------------------------------------

(1) Except as noted in the footnotes below, the beneficial owners of the shares shown above had sole voting power and sole investment power with respect to the shares of common stock.
(2) The beneficial owners had shared voting power and shared investment power with respect to the shares of ESOP Common Stock. (See note 3 on the following table.)
(3) Deferral Plan Stock represents units based on the price of the Corporation's common stock into which deferred compensation has been allocated pursuant to the Compensation Deferral Plan and the Union Carbide Non-Employee Directors' Compensation Deferral Program. There are no voting rights with respect to Deferral Plan Stock. The value of the units of Deferral Plan Stock varies with the price of the Corporation's common stock and, at the time of payout, the units are payable in common stock of the Corporation.
(4) There are no voting rights with respect to Stock Options.
(5) The shares of common stock listed as beneficially owned by Dr. Joyce include 2,000 shares that are owned by his children as to which beneficial ownership is disclaimed.
(6) The shares of common stock listed as beneficially owned by Mr. Kennedy include 50,000 shares that are held by The Arnold F. Baggins Foundation in which Mr. and Mrs. Kennedy have shared investment and voting power and disclaim beneficial ownership.
(7) The shares of common stock listed as beneficially owned by Mr. Sneath include 873 shares that are owned by his spouse as to which beneficial ownership is disclaimed.

Section 16(a) Beneficial Ownership Reporting Compliance

  During 1997, all reports required by Section 16(a) of the Securities Exchange Act were filed on time.

Security Ownership of Certain Beneficial Owners


                                                  Number of Shares               Title of                    Percent of
Name and Address                                  Beneficially Owned             Class                       Class
---------------------------------------------------------------------------------------------------------------------------
Sanford C. Bernstein & Co., Inc.
767 Fifth Avenue
New York, N.Y. 10153                              12,738,275/(1)/                Common Stock                 9.2%

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109                       13,894,709/(2)/                Common Stock                10.1%

State Street Bank and Trust Company
  as Trustee of the Union Carbide Corporation
  Employee Stock Ownership Plan
225 Franklin Street
Boston, Massachusetts 02110                       18,303,959/(3)/                Common Stock                13.4%
---------------------------------------------------------------------------------------------------------------------------

(1) In a Schedule 13G dated February 14, 1998, Sanford C. Bernstein & Co., Inc. stated that it beneficially owned 12,738,275 shares of the common stock of the Corporation at December 31, 1997. As to such shares, Sanford C. Bernstein & Co., Inc. has sole voting power for 7,376,595 shares, shared voting power for 1,235,660 shares, and sole investment power for 12,738,725 shares.


(2) In a Schedule 13G dated February 11, 1998, FMR Corp. stated that it beneficially owned 13,894,709 shares of the common stock of the Corporation at December 31, 1997. As to such shares, FMR Corp. has sole voting power for 949,109 shares and sole investment power for 13,894,709 shares.


(3) As of December 31, 1997, State Street Bank and Trust Company held 15,370,688 shares of common stock ("ESOP Stock") as Trustee of the Corporation's Employee Stock Ownership Plan ("ESOP"), which is part of the Corporation's Savings Program, for the benefit of employees who participate in the Savings Program. Participants in the Saving Program are entitled to notice of the meeting. By the terms of a trust agreement, the ESOP Trustee will vote ESOP Common Stock allocated to individual participants' accounts (6,509,599 shares as of January 31, 1998) as instructed by such participants, and will vote all other unallocated shares or any shares for which instructions were not received in the same proportion as the Trustee votes allocated shares for which voting instructions are received. As of December 31, 1997, the ESOP Common Stock represented 11.2% of the total of common stock outstanding. The shares shown above include the ESOP Common Stock shown in the preceding table. In a Schedule 13G dated February 10, 1998, State Street Bank and Trust Company stated that as of December 31, 1997, in its capacity as trustee for various collective investment funds, index accounts and personal trusts, it also beneficially owned 2,933,271 shares (2.1%) of the Corporation's common stock. As to such shares, State Street Bank and Trust Company has sole voting power for 1,826,428 shares, shared voting power for 954,043 shares, sole investment power for 1,976,153 shares and shared investment power for 957,118 shares.

Change in Control Arrangements

      The Corporation has severance compensation agreements with the officers named in the Summary Compensation Table and certain other officers and employees. If a Change in Control of the Corporation, as defined in the severance compensation agreements occurs, and one or more of the following events occurs within a period of up to 24 months thereafter, an executive may resign and receive a lump sum payment and other benefits. The events include:
(1) a change or diminution of the executive's responsibilities or compensation;
(2) relocation; (3) discontinuance of compensation plans in which the executive participated; (4) reduction of life insurance, medical, health and accident, disability and certain other benefits for the executive; (5) failure by a successor corporation to assume the severance compensation agreement; and (6) termination of the executive's employment contrary to the terms of the severance compensation agreement.

      If an executive resigns because of one of the foregoing after a Change in Control, the executive will receive: (1) a lump sum severance payment equal to three times the executive's annual compensation (including base salary, annual variable compensation, profit sharing, stock option awards, restricted stock awards and other "fringe" compensation (not including any payouts under the 1997 EPS Incentive Plan), which amounts may differ from amounts shown in the Summary Compensation Table); (2) enhanced life, disability, accident and health insurance and enhanced pension benefits; (3) outplacement and financial counseling; and (4) tax gross-up payments in the event the payments exceed the limitations of Section 280G of the Internal Revenue Code. Payments will be made by the Corporation or through a grantor trust adopted by the Corporation.

      The severance compensation agreements terminate if the executive's employment by the Corporation is terminated by the executive or the Corporation prior to a Change in Control.

      In the event of a Change in Control of the Corporation, all outstanding stock options become exercisable.

      The Corporation has adopted the Mid-Career Hire Plan. Under the Plan, in the event of a Change in Control of the Corporation, an employee who has a severance compensation agreement and is not eligible for full retirement under the Corporation's retirement program will receive a retirement benefit as if the employee had additional years of service with the Corporation equal to the employee's years of service with the employee's immediate prior employer.

      A "Change in Control" for these purposes means the occurrence of any of the following events: (i) stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; (ii) a consolidation, reorganization or merger of all or substantially all of the assets of the Corporation ("a Business Combination") unless, following such Business Combination, (a) the stockholders of the Corporation prior to such Business Combination own more that 50% of the common stock of the corporation resulting from such Business Combination; (b) no person or group owns 20% or more of the common stock of the corporation resulting from such Business Combination; and
(c) at least a majority of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors of the Corporation immediately prior to such Business Combination; (iii) a sale or other transfer of all or substantially all of the Corporation's assets; (iv) acquisition by a person or group of more than 20% of the Corporation's outstanding voting stock; (v) acquisition by a person or group of the right to vote more than 20% of the Corporation's outstanding voting stock for (a) the election of directors; (b) a merger or consolidation of the Corporation; or (c) any other matter; or (vi) in a 24 consecutive month period, present directors and/or new directors approved by at least two-thirds of the directors, cease to constitute a majority of the Board of Directors.

2. Management Proposal to Ratify KPMG Peat Marwick LLP as Independent Auditors for 1998


   The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of KPMG Peat Marwick LLP as independent auditors to examine the financial statements of the Corporation and its consolidated subsidiaries for the year 1998.

   KPMG Peat Marwick LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants and has submitted a copy of each of its peer review results to date. The peer review consists of a review and evaluation of the quality of a firm's accounting and auditing services by partners and managers from another CPA firm or from several CPA firms.

   KPMG Peat Marwick LLP and its predecessor firms have been serving the Corporation in the capacity of independent auditors for many years. KPMG Peat Marwick LLP states that no partner or professional employee of that firm has any direct financial interest or any material indirect financial interest in the Corporation or in any of its subsidiaries.

   Accordingly, the following resolution will be offered at the meeting:

   RESOLVED: That the selection by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of this Corporation and its consolidated subsidiaries for the year 1998 is ratified.

The Board of Directors Recommends a Vote FOR this Proposal.

   Representatives of KPMG Peat Marwick LLP will be present at the meeting, will have an opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions from stockholders.

3. Other Business


   As of the date of delivery of the text of this Proxy Statement to the printer, management knew of no other business that will be presented for action at the meeting. In the event that any other business should come before the meeting, including proposals excluded from the Proxy Statement pursuant to SEC rule 14a-8, it is the intention of the proxyholders named in the proxy card to take such action as shall be in accordance with their best judgment.

Stockholder Proposals for 1999 Annual Meeting

   Certain matters are required to be considered at the annual meeting of stockholders, such as the election of directors. From time to time, the Board of Directors may wish to submit to the stockholders other matters for consideration, such as the ratification of the selection of auditors, management proposals regarding new incentive programs, and most changes in the Certificate of Incorporation. Additionally, stockholders may be asked to consider and take action on proposals submitted by stockholders who are not members of management that cover matters deemed proper under regulations of the Securities and Exchange Commission and applicable state laws.

   Stockholders' eligibility to submit proposals for inclusion in the Corporation's Proxy Statement, proper subjects for such proposals and the form of stockholder proposals are regulated by Rule 14a-8 under Section 14(a) of the Securities Exchange Act of 1934. Each proposal submitted should be sent to the Secretary of the Corporation, 39 Old Ridgebury Road, Danbury, CT 06817-0001. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good cause for not doing so.

   Stockholder proposals for inclusion in the 1999 proxy statement must be received at the Corporation's principal executive office on or before November 12, 1998. The Corporation plans to hold the 1999 annual meeting in Danbury, Connecticut on April 28, 1999.

      The Corporation's by-laws require stockholders who intend to propose the nominations of persons for election as directors or other business to be considered by stockholders at the annual meeting (other than stockholder proposals included in the Proxy Statement pursuant to Rule 14a-8) to give written notice to the Secretary of the Corporation at least 90 days but no more than 120 days prior to the anniversary date of the previous year's annual meeting. Matters to be raised by a stockholder at the 1999 annual meeting must be submitted on or after December 24, 1998 but no later than January 25, 1999. The written notice must include information relating to a person or persons nominated for director and the person's written consent to be named as nominee and to serve, if elected; a brief description of the business, the reasons for conducting such business and any material interest in such business by the stockholders.

   Management carefully considers all proposals and suggestions from stockholders. When adoption of a suggestion or proposal is clearly in the best interests of the Corporation and the stockholders generally, and does not require stockholder approval, it is usually adopted by the Board, if appropriate, rather than being included in the proxy statement.

Proxy Solicitation

   In addition to the solicitation of proxies by mail, officers or other employees of the Corporation, without extra remuneration, may solicit proxies by telephone or personal contact. The Corporation also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will pay such persons for forwarding the material. All costs for the solicitation of proxies by the Board of Directors will be borne by the Corporation.

UC-1336                                  [LOGO OF RECYCLED PAPER APPEARS HERE]
                                         PRINTED ON RECYCLED PAPER
                                         PRINTED IN U.S.A.

Union Carbide Corporation
39 Old Ridgebury Road, Danbury, CT 06817-0001



To Our Stockholders:

      It is my pleasure to invite you to our annual meeting. This year it will be held on Wednesday, April 22, at 10:00 a.m., in the John C. Creasy Health Education Center, 24 Hospital Avenue, Danbury, Connecticut 06810.

      You will find the formal notice of the annual meeting in the enclosed proxy statement. Please read the statement and when finished, promptly mark, sign, and return the attached proxy card, to insure that your shares will be represented. It is important that you exercise your right to vote, whether or not you plan to attend the meeting.

      We hope that many of you will be able to attend our annual meeting in person. If you plan to do so, please return the enclosed ticket request. We will send your ticket to you promptly together with directions to the meeting.

      We appreciate the continuing interest of stockholders in the business of Union Carbide and I look forward to seeing many of you at the Danbury meeting.


                                          Sincerely yours,

                                          /s/ William H. Joyce
March 12, 1998
                                          William H. Joyce
                                          Chairman of the Board




                   .    Detach Proxy Card here   .


    PROXY SOLICITED BY THE BOARD OF DIRECTORS OF UNION CARBIDE CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 22, 1998

I or we authorize V. E. Jordan Jr., W. H. Joyce, and J. E. Geoghan, and any one or more of them, as proxies, to vote all stock of mine or ours in Union Carbide Corporation on any matters that come before its 1998 Annual Meeting of Stockholders or any adjournment of the meeting. Each proxy may substitute another to act for him. Each item of business listed on the reverse side of this card is described in the Proxy Statement.

The proxies will vote: (1) as you specify on this card, (2) as the Board of Directors recommends where you do not specify a choice, and (3) as the proxies decide on any other matter.

To vote as the Board of Directors recommends, just sign, date and return this card.

--------------------------------------------------------------------------------
Signature(s)

--------------------------------------------------------------------------------
(Please add your title if signing as agent, administrator, executor, or trustee.)
                                                                        , 1998
------------------------------------------------------------------------
Date

The Board of Directors Recommends a Vote FOR Management Proposals 1 and 2.

1. Election of Directors
   [ ] For all Nominees   [ ] WITHHELD from all Nominees
   [ ] FOR, except for the following Nominee(s)

   --------------------------------------------

2. Ratification of KPMG Peat Marwick LLP as Independent Auditors
   FOR [ ]      AGAINST [ ]     ABSTAIN [ ]

Nominees for Director of Union Carbide Corporation

C. Fred Fetterolf
Joseph E. Geoghan
Rainer E. Gut
Vernon E. Jordan, Jr.
William H. Joyce
Robert D. Kennedy
Ronald L. Kuehn, Jr.
Rozanne L. Ridgway
James M. Ringler

Union Carbide Corporation
39 Old Ridgebury Road, Danbury, CT 06817-0001




To Our Stockholders:

      It is my pleasure to invite you to our annual meeting. This year it will be held on Wednesday, April 22, at 10:00 a.m., in the John C. Creasy Health Education Center, 24 Hospital Avenue, Danbury, Connecticut 06810.

      You will find the formal notice of the annual meeting in the enclosed proxy statement. Please read the statement and when finished, promptly mark, sign, and return the attached proxy card, to insure that your shares will be represented. It is important that you exercise your right to vote, whether or not you plan to attend the meeting. For your convenience and to reduce costs we have consolidated your holdings except for those shares that you may hold at a banking institution or brokerage house.

      We hope that many of you will be able to attend our annual meeting in person. If you plan to do so, please return the enclosed ticket request. We will send your ticket to you promptly together with directions to the meeting.

      We appreciate the continuing interest of stockholders in the business of Union Carbide and I look forward to seeing many of you at the Danbury meeting.



                                          Sincerely yours,


                                          /s/ William H. Joyce
March 12, 1998

                                          William H. Joyce
                                          Chairman of the Board





                 .    Detach Proxy Card here   .


The Board of Directors Recommends a Vote FOR Management Proposals 1 and 2.

1. Election of Directors

   (Nominees: C. Fred Fetterolf, Joseph E. Geoghan, Rainer E. Gut, Vernon E. Jordan, Jr., William H. Joyce, Robert D. Kennedy, Ronald L. Kuehn, Jr., Rozanne L. Ridgway, James M. Ringler)

   [_] FOR all Nominees    [_] WITHHELD from all Nominees

   [_] FOR, except for the following Nominee(s)


2. Ratification of KPMG Peat Marwick LLP as Independent Auditors
   FOR [_]    AGAINST [_]    ABSTAIN [_]





If you wish to vote as the Board of Directors' recommends, you need not mark this card. Just sign and date this card and return it promptly in the enclosed envelope.

                  YOUR VOTE IS IMPORTANT -- PLEASE VOTE TODAY.



________________________________________________________________________________
Signature(s)

___________________________________________________________________________,1998
Date

    PROXY SOLICITED BY THE BOARD OF DIRECTORS OF UNION CARBIDE CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS ON APRIL 22, 1998



I or we authorize V. E. Jordan Jr., W. H. Joyce, and J. E. Geoghan, and any one or more of them, as proxies, to vote all stock of mine or ours in Union Carbide Corporation on any matters that come before its 1998 Annual Meeting of Stockholders or any adjournment of the meeting. Each proxy may substitute another to act for him. Each item of business listed on the reverse side of this card is described in the Proxy Statement.

The proxies will vote: (1) as you specify on this card, (2) as the Board of Directors recommends where you do not specify a choice, and (3) as the proxies decide on any other matter.

For Participants in the Union Carbide Common Stock Savings Program and for the ESOP Program: As to those shares of Union Carbide Corporation, if any, that are held for me, I instruct the Trustee of the applicable Program to sign a proxy for me in substantially the form set forth on the reverse side. The Trustee shall mark the proxy as I instruct. If the Trustee does not receive this proxy, my shares will be voted in the same proportion as the Trustee votes the shares for which it receives instructions.

Union Carbide Corporation
39 Old Ridgebury Road, Danbury, CT 06817-0001



To Our Stockholders:

      It is my pleasure to invite you to our annual meeting. This year it will be held on Wednesday, April 22, at 10:00 a.m., in the John C. Creasy Health Education Center, 24 Hospital Avenue, Danbury, Connecticut 06810.

      You will find the formal notice of the annual meeting in the enclosed proxy statement. Please read the statement and when finished, promptly mark, sign, and return the attached proxy card, to insure that your shares will be represented. It is important that you exercise your right to vote, whether or not you plan to attend the meeting.

      We hope that many of you will be able to attend our annual meeting in person. If you plan to do so, please return the enclosed ticket request. We will send your ticket to you promptly together with directions to the meeting.

      We appreciate the continuing interest of stockholders in the business of Union Carbide and I look forward to seeing many of you at the Danbury meeting.



                                                 Sincerely yours,


March 12, 1998                                   /s/ W. H. Joyce

                                                 William H. Joyce
                                                 Chairman of the Board


               .    Detach Proxy Card here   .


The Board of Directors Recommends a Vote FOR Management Proposals 1 and 2.

1. Election of Directors

   (Nominees: C. Fred Fetterolf, Joseph E. Geoghan, Rainer E. Gut, Vernon E. Jordan, Jr., William H. Joyce, Robert D. Kennedy,
   Ronald L. Kuehn, Jr., Rozanne L. Ridgway, James M. Ringler)

   [ ] FOR all Nominees          [ ] WITHHELD from all Nominees

   [ ] FOR, except for the following Nominee(s)


2. Ratification of KPMG Peat Marwick LLP as Independent Auditors

   FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

----------------------------------------------------------------

If you wish to vote as the Board of Directors' recommends, you need not mark this card. Just sign and date this card and return it promptly in the enclosed envelope.

                  YOUR VOTE IS IMPORTANT -- PLEASE VOTE TODAY.


-------------------------------------------
Signature(s)


                                           , 1998
-------------------------------------------
Date

     PROXY SOLICITED BY THE BOARD OF DIRECTORS OF UNION CARBIDE CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 22, 1998

I or we authorize V. E. Jordan Jr., W. H. Joyce, and J. E. Geoghan, and any one or more of them, as proxies, to vote all stock of mine or ours in Union Carbide Corporation on any matters that come before its 1998 Annual Meeting of Stockholders or any adjournment of the meeting. Each proxy may substitute another to act for him. Each item of business listed on the reverse side of this card is described in the Proxy Statement.

The proxies will vote: (1) as you specify on this card, (2) as the Board of Directors recommends where you do not specify a choice, and (3) as the proxies decide on any other matter.

For Participants in the Praxair, Union Carbide, UCAR or OSi Savings Programs: As to those shares in the aforementioned programs, that are held for me, I instruct the Trustee of the applicable Program to sign a proxy for me in substantially the form set forth on the reverse side. The Trustee shall mark the proxy as I instruct. If the Trustee does not receive this proxy, my shares will be voted in the same proportion as the Trustee votes the shares for which it receives instructions.